                                               COASTCAST CORPORATION
                                         COMPUTATION OF PER SHARE EARNINGS
                                                    (UNAUDITED)

                                                                     THREE MONTHS                            NINE MONTHS
                                                                 ENDED SEPTEMBER 30,                     ENDED SEPTEMBER 30,
                                                         -------------------------------------    ----------------------------------
                                                              1999                 1998               1999                1998
                                                         ----------------    -----------------    --------------     ---------------
Common stock outstanding at beginning of period                7,870,504            8,959,050         7,989,404           8,849,005
  Exercise of options                                              4,667               95,154             4,667             205,199
  Repurchase of common stock                                           -          (1,047,800)         (118,900)         (1,047,800)
                                                         ----------------    -----------------    --------------     ---------------
Common stock outstanding at end of period                      7,875,171            8,006,404         7,875,171           8,006,404
                                                         ================    =================    ==============     ===============

Weighted average shares outstanding,
   for computation of basic earnings per share                 7,872,939            8,657,080         7,912,701           8,855,644

Dilutive effect of stock options after application of
   treasury stock method                                          37,282               42,227            23,485             253,992
                                                         ----------------    -----------------    --------------     ---------------

Total diluted weighted average shares outstanding,
   for computation of diluted earnings per share               7,910,221            8,699,307         7,936,186           9,109,636
                                                         ================    =================    ==============     ===============

Income from continuing operations                             $1,571,000             $682,000        $7,239,000          $8,704,000
Loss from discontinued operations                                      -            (157,000)                 -           (157,000)
                                                         ----------------    -----------------    --------------     ---------------
Net income                                                    $1,571,000             $525,000        $7,239,000          $8,547,000
                                                         ================    =================    ==============     ===============

Net income per share data:
Income from continuing operations per share -
    basic                                                          $0.20                $0.08             $0.91               $0.99
Discontinued operations per share - basic                              -               (0.02)                 -              (0.02)
                                                         ----------------    -----------------    --------------     ---------------
Net income per share - basic                                       $0.20                $0.06             $0.91               $0.97
                                                         ================    =================    ==============     ===============

Income from continuing operations per share -
     diluted                                                       $0.20                $0.08             $0.91               $0.96
Discontinued operations per share - diluted                            -               (0.02)                 -              (0.02)
                                                         ----------------    -----------------    --------------     ---------------
Net income per share - diluted                                     $0.20                $0.06             $0.91               $0.94
                                                         ================    =================    ==============     ===============

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                                                Exhibit 11